Table of Contents

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) April 8, 2005

Immediatek, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-26073 (Commission File Number)	86-088119 (I.R.S. employer Identification No.)

2435 N. Central Expressway, Suite 1610
Richardson, Texas 75080
(972) 852-2876
(Address, including zip code of registrant’s principal executive offices and telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

          On April 8, 2005 Immediatek, Inc. entered into a $425,000 Secured Promissory Note and. a Collateral Assignment and General Security Agreement with Mr. Osias Blum, an individual. The Note provides for the principal and interest, at the rate of 10% per annum, to be paid on the maturity date of April 1, 2006 or at an earlier date if we are successful in completing an exempt Regulation D private placement of our common stock of $1,000,000 or more. The Note is secured by all our tangible and intangible assets other than those assets previously pledged on prior debt transactions to other secured parties.

Section 9 — Financial Statements and Exhibits

Item 9.01. Exhibits

10.1	Secured Promissory Note between Immediatek, Inc. and Osias Blum dated April 8, 2005

10.2	Collateral Assignment and General Security Agreement between Immediatek, Inc. and Osias Blum dated April 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 14, 2005	Immediatek, Inc.
	By:	/s/ Zach Bair
Zach Bair, Chief
Executive Officer

2